UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of Report — Date of earliest event reported): November 21, 2006 — November 15, 2006
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
(405) 775-5000

(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
In 2000, Tronox acquired its titanium dioxide production facility in Savannah, Georgia, from Kemira Pigments Oy, a Finnish company, and its parent, Kemira Oyj (“Kemira”). After acquiring the facility, Tronox discovered that certain matters associated with environmental conditions and plant infrastructure were not consistent with representations made by Kemira. On February 12, 2003, Tronox filed an arbitration claim in the London Court of International Arbitration (“LCIA”) against Kemira, alleging breach of representations and warranties. On November 15, 2006, Tronox was notified that the LCIA awarded Tronox approximately $8.9 million in damages and interest.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
None
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	Roger G. Addison
Roger G. Addison
Vice President, General Counsel and Secretary

Dated: November 21, 2006